Exhibit T3C-2

BLOCKFI LENDING LLC

TO

ANKURA TRUST COMPANY, LLC

Trustee

First Supplemental Indenture

Dated as of [            ], 2022

to

Indenture

Dated as of February 28, 2022

BlockFi Interest Accounts

TABLE OF CONTENTS

		Page
PARTIES		1

RECITALS OF THE COMPANY		1

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.	Relation to Original Indenture	1
Section 102.	Definition of Terms	1
Section 103.	Separability Clause	2
Section 104.	Governing Law	2

ARTICLE TWO

THE ACCOUNTS

Section 201.	Interest	2

ARTICLE THREE

MISCELLANEOUS PROVISIONS

Section 301.	Ratification of Original Indenture	2
Section 302.	Not Responsible for Recitals or Issuance of Accounts	2
Section 303.	Execution in Counterparts	3
Section 304.	Waiver of Jury Trial	3

i

FIRST SUPPLEMENTAL INDENTURE, dated as of [            ], 2022, between BlockFi Lending LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 201 Montgomery Street, Suite 263, Jersey City, New Jersey 07302, and ANKURA TRUST COMPANY, LLC, a New Hampshire chartered trust company, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of February 28, 2022 (the “Original Indenture” and, as hereby supplemented and amended, the “Indenture”) with respect to the operation of its BlockFi Interest Account product, which allows Holders to earn interest on supported digital assets (herein called the “Accounts”, and each, an “Account”);

WHEREAS, Section 801 of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Original Indenture, without the consent of any Holders, in form satisfactory to the Trustee, for any purpose, subject to the provisions of the Trust Indenture Act;

WHEREAS, the Company wishes to supplement the Original Indenture by setting forth the rates of interest payable on the Accounts for the period from, and including, April 1, 2022 to, but excluding, the next reset date, as provided in this First Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; and all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been satisfied; and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, WITNESSETH:

For and in consideration of the premises and the entering into of the Accounts by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Accounts, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 101. Relation to Original Indenture.

This First Supplemental Indenture constitutes an integral part of the Indenture.

Section 102. Definition of Terms.

For all purposes of this First Supplemental Indenture:

(a) Capitalized terms used herein without definition shall have the meanings set forth in the Original Indenture; and

(b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout.

Section 103. Separability Clause.

In case any provision in this First Supplemental Indenture or in the Accounts shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 104. Governing Law.

This First Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.

ARTICLE TWO

THE ACCOUNTS

Section 201. Interest.

The rates of interest payable on the Accounts for the period from, and including, April 1, 2022 to, but excluding, the next reset date, shall be as set forth on Schedule A hereto, which Schedule is incorporated into the Indenture.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

Section 301. Ratification of Original Indenture.

The Original Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

Section 302. Not Responsible for Recitals or Issuance of Accounts.

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Accounts. The Trustee shall not be accountable for the use or application by the Company of Accounts or the proceeds thereof.

Section 303. Execution in Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this First Supplemental Indenture or any document to be signed in connection with this First Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, including, without limitation, DocuSign and Adobe Sign) or other transmission method or electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and any counterpart so delivered shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 304. Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

BLOCKFI LENDING LLC

By:
Name:
Title:

ANKURA TRUST COMPANY, LLC,
as Trustee

By:
Name:
Title:

[Signature page to First Supplemental Indenture]

Schedule A

The rates of interest payable on the Accounts for the period from, and including, April 1, 2022 to, but excluding, the next reset date, shall be as follows:

Stablecoin (including USDT) Updates

CURRENCY	NEW AMOUNT	NEW APY*	FORMER AMOUNT	FORMER APY*
Tier 1	Up to 20,000	7.25%	N/A	8.8%
Tier 2	>20,000 - 5 Million	6%	>20,000 - 10 Million	7%
Tier 3	>5 Million and above	4.5%	>10 Million and above	5.5%

Bitcoin Updates

CURRENCY	NEW AMOUNT	NEW APY*	FORMER AMOUNT	FORMER APY*
Tier 1	0 - 0.10 BTC	4%	N/A	4.5%

Ethereum Updates

CURRENCY	NEW AMOUNT	NEW APY*	FORMER AMOUNT	FORMER APY*
Tier 1	0 - 1.5 ETH	4%	N/A	5%

For the avoidance of doubt, to the extent a new rate is not set forth on this Schedule with respect to an Account, the rate of interest for that Account remains unchanged for the applicable reset period.